Exhibit 99.1

Safe Harbor Financial Appoints James Dennedy as Chief Financial Officer

Finance and Investment Professional with More Than 25 Years of

Public and Private Company Experience

To Usher in the Next Stage of Growth for the Leader in Facilitating

Cannabis Banking and Financial Services

Arvada, CO, October 21, 2022 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services to the regulated cannabis industry, announced today the appointment of James Dennedy as Chief Financial Officer, effective October 24th. Dennedy brings more than 25 years of investment and financial experience to Safe Harbor, including senior leadership and director roles at both public and private companies.

In his new role, Mr. Dennedy will work closely with other members of the executive team and board members to prepare Safe Harbor for its next stage of growth. The Company recently listed its shares on the Nasdaq Stock Exchange, and is scaling its offerings to provide U.S. cannabis industry participants access to compliant financing and banking solutions.

“The appointment of James Dennedy as Chief Financial Officer of Safe Harbor further strengthens our already seasoned executive team,” stated Sundie Seefried, Founder and Chief Executive Officer of Safe Harbor. “With the ongoing and rapid expansion of the medicinal and adult use cannabis markets in the United States, we see tremendous opportunity to further scale our capabilities and service offerings; James will be instrumental in helping us achieve this growth.”

Established in 2015, Safe Harbor was formed to address an unmet need, providing compliant access to banking and financial services to the rapidly growing U.S. cannabis industry. Since inception, Safe Harbor has assisted with the onboarding of over $14 billion in transactions. As legislative reform unfolds in the U.S., Safe Harbor’s platform is uniquely positioned to remain the standard for cannabis financial services.

Mr. Dennedy brings extensive operational, financial, executive, and organizational experience to Safe Harbor. He most recently served as President, COO, and a board member for urban-gro, Inc., an engineering design and services company focused on the commercial horticulture market. While at urban-gro, Mr. Dennedy assisted from the board level with a $62 million capital raise and listing on NASDAQ, and in an operational capacity to implement operational improvements to scale the business and execute the acquisition strategy to transform urban-gro from an equipment supplier into a design-build business. Prior to that, he served as CFO of Interurban Capital Group; President, CEO, and director of hospitality software company Agilysis, Inc.; and Chief Investment Officer of Arcadia Capital Advisors.

“The demand of the cannabis industry for access to compliant financial services has never been greater. Sundie and her team essentially wrote the book on cannabis banking. As one of the preeminent financial service providers in the industry, I look forward to both helping solidify their current position and taking the business to the next level,” stated Mr. Dennedy.

About Safe Harbor

Safe Harbor is one of the first service providers to offer compliance, monitoring and validation services to financial institutions while providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past seven years, Safe Harbor (including its predecessor) has assisted with the onboarding of over $14 billion in deposit transactions for customers with operations spanning 20 states with regulated cannabis markets. For more information, visit www.shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor following the closing of the business combination; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Safe Harbor Investor Relations Contacts:

KCSA Strategic Communications

Phil Carlson / Erika Kay

safeharbor@kcsa.com

Safe Harbor Public Relations Contacts:

KCSA Strategic Communications

Joshua Greenwald / Danielle Dodson

safeharbor@kcsa.com